EXHIBIT 10.1

DEAN FOODS COMPANY
NONQUALIFIED STOCK OPTION AGREEMENT

     THIS AGREEMENT (the “Agreement”), effective as of the date indicated on the attached Notice of Grant, is made and entered into by and between Dean Foods Company, a Delaware corporation (the “Company”), and the individual named on the cover page of this Agreement (the “Participant”).

WITNESSETH:

     WHEREAS, the Board of Directors of the Company has adopted and approved the Dean Foods Company Sixth Amended and Restated 1997 Stock Option and Restricted Stock Plan (the “Plan”), which was approved as required by the Company’s stockholders and provides for the grant of Options and Restricted Stock to certain Employees and Non-Employee Directors of the Company and its Subsidiaries. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth in the Plan; and

     WHEREAS, the Options and Restricted Stock provided for under the Plan are intended to comply with the requirements of Rule 16b-3 under the Exchange Act; and

     WHEREAS, the Committee has selected the Participant to participate in the Plan and has awarded the Nonqualified Option described in this Agreement (the “Option”) to the Participant; and

     WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the Option.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, and as an inducement to the Participant to continue as an employee of the Company (or its Subsidiaries) and to promote the success of the business of the Company and its Subsidiaries, the parties hereby agree as follows:

     1. Grant of Option. The Company hereby grants to the Participant, effective as of the date shown on the attached Notice of Grant (the “Date of Grant”), and on the terms and subject to the conditions, limitations and restrictions set forth in the Plan and in this Agreement, an Option to purchase all or any portion of the number of shares shown on the attached Notice of Grant for the per share price shown on the attached Notice of Grant (the “Exercise Price”). The Participant hereby accepts the Option from the Company.

     2. Vesting. The shares of Common Stock subject to the Option shall vest ratably in three equal annual increments commencing on the first anniversary of the Date of Grant. In addition to the vesting provisions contained in the foregoing sentence, the shares of Common Stock subject to the Options shall also be subject to the following vesting provisions:

2004 Grant

          (a) If the Company shall sell or otherwise divest all of its ownership interest in any Subsidiary or any business unit or operation (a “Divested Business Unit”) owned by the Company or any Subsidiary, then the outstanding unvested shares subject to the Options then held by the Participant, if the Participant is an employee of such Divested Business Unit, shall automatically vest in full as of the date of consummation of such sale or divestiture;

          (b) Each unvested share of Common Stock subject to the Option shall immediately vest in full upon the death of the Participant;

          (c) Each share of Common Stock subject to the Option shall immediately vest in full upon any Change in Control;

          (d) Each unvested share subject to this Option shall immediately vest in full upon the permanent and total disability (as defined within the meaning of Section 22(e)(3) of the Code of the Participant; and

          (e) In the event of the Qualifying Retirement of the Participant, all unvested shares subject to this Option shall automatically vest in full as of the effective date of the Participant’s Qualifying Retirement.

     3. Exercise. In order to exercise the Option with respect to any vested portion, the Participant shall notify the Company in writing, either sent to the Corporate Secretary’s attention at the Company’s principal office or via the internet through E*Trade (the Company’s plan broker) at www.optionslink.com. At the time of exercise, the Participant shall pay to the Company the Exercise Price set forth on the cover page of this Agreement times the number of vested shares as to which the Option is being exercised. The Option will not be deemed to be exercised and shares will not be issued until the applicable Exercise Price is received by the Company. The Participant shall make such payment in cash, check or wire transfer.

     If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended (the “Act”), the Option may be exercised by a broker-dealer acting on behalf of the Participant if (a) the broker-dealer has received from the Company confirmation of the existence and validity of the Option to be exercised, and the Company has received instructions from the Participant requesting the Company to deliver the shares of Common Stock subject to such option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision, and any other applicable regulations.

     4. Expiration of Option. The Option shall expire, and shall not be exercisable with respect to any vested portion as to which the Option has not been exercised, on the first to occur of: (a) the tenth anniversary of the Date of Grant; (b) 60 days after any termination of the Participant’s employment with the Company or any Subsidiary for any reason (including because the Participant is an employee of a Divested Business Unit) other than death, Qualifying Retirement, or permanent and total disability, or (c) 12 months following the date the Participant ceases to be an employee of the Company or a Subsidiary, if such cessation of service is due to the death or permanent and total disability (as defined above) of the Participant. Options held by

2004 Grant

Participant after his or her Qualifying Retirement will remain exercisable until the earlier of (i) the tenth anniversary of the date the Option was granted, and (ii) the first anniversary of the Participant’s death. Upon the death of Participant, any vested Option exercisable on the date of death may be exercised by the Participant’s estate or by a person who acquires the right to exercise such Option by bequest or inheritance or by reason of the death of Participant, provided that such exercise occurs within the shorter of the remaining option term of the Option and twelve months after the date of the Participant’s death. Notwithstanding any provision of the Plan or this Agreement to the contrary, Participant may not, under any circumstances, exercise a vested Option following termination of employment if Participant is discharged due to Participant’s willful or intentional fraud, embezzlement or other conduct seriously detrimental to the Company or any Subsidiary. The determination of whether or not Participant has been discharged for any of the reasons specified in the preceding sentence will be made by the Committee.

     5. Tax Withholding. Any provision of this Agreement to the contrary notwithstanding, the Company may take such steps as it deems necessary or desirable for the withholding of any taxes that it is required by law or regulation of any governmental authority, federal, state or local, domestic or foreign, to withhold in connection with any of the shares of Common Stock subject hereto.

     6. Transfer of Option. The Option is not transferable except in accordance with the provisions of the Plan.

     7. Certain Legal Restrictions. The Company shall not be obligated to sell or issue any shares of Common Stock upon the exercise of the Option or otherwise unless the issuance and delivery of such shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of the Common Stock may then be listed. As a condition to the exercise of the Option or the sale by the Company of any additional shares of Common Stock to the Participant, the Company may require the Participant to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal or state securities laws. The Company shall not be liable for refusing to sell or issue any shares if the Company cannot obtain authority from the appropriate regulatory bodies deemed by the Company to be necessary to lawfully sell or issue such shares. In addition, the Company shall have no obligation to the Participant, express or implied, to list, register or otherwise qualify any of the Participant’s shares of Common Stock.

     8. Plan Incorporated. The Participant accepts the Option subject to all the provisions of the Plan, which are incorporated into this Agreement, including the provisions that authorize the Committee to administer and interpret the Plan and which provide that the Committee’s decisions, determinations and interpretations with respect to the Plan are final and conclusive on all persons affected thereby. Except as otherwise set forth in this Agreement, terms defined in the Plan have the same meanings herein.

     9. Assignment of Intellectual Property Rights. In consideration of the granting of the Option the Participant hereby agrees that all right, title and interest to any and all products, improvements or processes (“Intellectual Property”) whatsoever, discovered, invented or

2004 Grant

conceived during the course of employment with the Company or any of its Subsidiaries, relating to the subject matter of the business of the Company or any of its Subsidiaries or which may be directly or indirectly utilized in connection therewith, are vested in the Company, and the Participant hereby forever waives any and all interest he or she may have in such Intellectual Property and agrees to assign such Intellectual Property to the Company. In addition, all writings produced in the course of work or employment for the Company or any Subsidiary are works produced for hire and the property of the Company and its Subsidiaries, including any copyrights for those writings.

     10. Miscellaneous.

          (a) No ISO Treatment. The Option is intended to be a non-qualified stock option under applicable tax laws, and it is not to be characterized or treated as an incentive stock option under such laws.

          (b) No Guaranteed Employment. The granting of the Option shall impose no obligation upon the Participant to exercise the Option or any part thereof. Nothing contained in this Agreement shall affect the right of the Company to terminate the Participant at any time, with or without cause, or shall be deemed to create any rights to employment on the part of the Participant. The rights and obligations arising under this Agreement are not intended to and do not affect the employment relationship that otherwise exists between the Company and the Participant, whether such employment relationship is at will or defined by an employment contract. Moreover, this Agreement is not intended to and does not amend any existing employment contract between the Company and the Participant; to the extent there is a conflict between this Agreement and such an employment contract, the employment contract shall govern and take priority.

          (c) No Stockholder Rights. Neither the Participant nor any person claiming under or through the Participant shall be or shall have any of the rights or privileges of a stockholder of the Company in respect of any of the shares issuable upon the exercise of the Option herein unless and until certificates representing such shares shall have been issued and delivered to the Participant or such Participant’s agent.

          (d) Notices. Any notice to be given to the Company under the terms of this Agreement or any delivery of the Option to the Company shall be addressed to the Company at its principal executive offices, and any notice to be given to the Participant shall be addressed to the Participant at the address set forth on the attached Notice of Grant, or at such other address for a party as such party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if mailed, postage prepaid, addressed as aforesaid.

          (e) Binding Agreement. Subject to the limitations in this Agreement on the transferability by the Participant of the Option and any shares of Common Stock, this Agreement shall be binding upon and inure to the benefit of the representatives, executors, successors or beneficiaries of the parties hereto.

          (f) Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware and the United States, as applicable, without reference to the conflict of laws provisions thereof.

2004 Grant

          (g) Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

          (h) Interpretation. All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.

          (i) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

          (j) No Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

          (k) Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

          (l) Relief. In addition to all other rights or remedies available at law or in equity, the Company shall be entitled to injunctive and other equitable relief to prevent or enjoin any violation of the provisions of this Agreement.

2004 Grant

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